Exhibit 99.2

Amendment of the By-Laws by the Board of Directors

                On November 29, 2007, the Board of Directors of the Company took action to amend and restate the by-laws of the Company, such action to become effective after the close of business on February 13, 2008, which is the date scheduled for the next Annual Meeting of Shareholders.  The by-laws in effect up to and including February 13, 2008 at 5:00 PM, we refer to as the “Old By-Laws”, and the by-laws that the Board approved on November 29, 2007, we refer to as the “New By-Laws” or the “Amended and Restated By-Laws”.  A copy of the Amended and Restated By-Laws is included in this Current Report on Form 8-K as Exhibit 99.1.  Please refer to the information under “Comparison of the New By-Laws with the Old By-Laws”, below, for a detailed analysis of the changes made to the Old By-Laws.

                Article VIII of the Old By-Laws gave, and Article VIII of the Amended and Restated By-Laws gives, the right to the Board of Directors to amend the By-Laws, and also gives shareholders of the Company the right at any time to limit amendments that the Board makes to the By-Laws.  In this respect, Article VIII of the New By-Laws mirrors Section 601 of the Business Corporation Law of the State of New York, or the “BCL”, which provides that any by-law adopted by a board of directors may be amended or repealed by shareholders by vote of a majority of the shares outstanding.

                We believe that the Amended and Restated By-Laws update and modernize the Old By-Laws by extending various time frames in the proxy process to reflect current governance practices and those adopted by many listed companies.  We believe that these changes are in the interests of shareholders for the following reasons: the changes enhance and improve the quality of shareholder access to the proxy process by giving the Company more time to consider and incorporate shareholder proposals in its proxy statements, consistent with the practice of many corporations and more in line with Rule 14a-8 under the SEC’s proxy rules; they allow the Company to “opt in” to take advantage of certain extensions of notice and record date periods afforded by changes in the BCL adopted in 1998; and they add clarity and definition in areas of the Old By-Laws that were vague, incomplete, and/or unclear, including indemnification of officers and directors.

Summary Comparison of Existing By-Laws with the Amended and Restated By-Laws

The following summary is intended to be a convenient reference for shareholders to compare the Old By-Laws with the New By-Laws.  You should read the complete text of the New By-Laws, which are included in this Current Report on Form 8-K as Exhibit 99.1, for a fuller understanding of the changes made; that text is incorporated to this Comparison by this reference and the following summary is qualified by reference thereto.

                Set forth below is a summary of the principal changes made to our By-Laws by the Board of Directors’ action to amend and restate the Company’s By-Laws.  The changes are scheduled to become effective after the close of business on February 13, 2008.  We have not included any description of the Old By-Laws where there was no substantive change made, or where the change does not affect shareholders in any practical or meaningful respect, or where language in the New By-Laws was intended to clarify the old by-law provision without substantive change.  The captions below are presented in the order in which they appear in the Old By-Laws (by Article and Section number in italics), with the relevant three-digit section numbers of the New By-laws being referenced in parentheses in the text describing the change.

ARTICLE 1. MEETINGS OF SHAREHOLDERS

Annual Meeting (Article 1, Section 1):  The New By-Laws (Sections 201 and 202) eliminate the reference to holding the meeting on the first Wednesday in January and specify that the meeting must be held within six months after the fiscal year end at time fixed by resolution of the Board.

Special Meeting (Section 2):  The New By-Laws (Section 203) reduce to 30% from 33 1/3% the percentage of outstanding shares required to call a special meeting of shareholders.  But the New By-Laws add a requirement that Qualified Shareholders, which is defined to mean a person who has been a shareholder of the Company for at least six months prior to the call for special meeting, be holders of the 30% share requirement.  This is intended to ensure that persons calling a special meeting (and the expenses entailed) have had a financial interest in the Company for more than an insignificant period of time.

Notice of Meeting (Section 3):  The New By-Laws (Section 204) increase to 60 days from 50 days the maximum time prior to a meeting of shareholders that notice can be mailed, as permitted by the BCL amendments in 1998.  The New By-Laws (Section 204(b) also specify that a shareholders meeting can be postponed or cancelled by the entity that called the meeting.

Quorum/Voting (Sections 4 and 5):  no change, except that the New By-Laws (Section 205) eliminate the (i) 20-day maximum period for adjournments and (ii) reference to the maximum time of validity of a proxy, leaving the BCL to govern.

Conduct of Shareholders’ Meetings (Section 6(f); Inspectors of Elections:  The New By-Laws add two new provisions, Sections 207 and 208, that are not addressed by the Old By-Laws except in part by its Section 6(f).  These sections specify the responsibilities of the persons presiding at shareholders meetings (including making such rules and regulations for the conduct of meetings, similar to Section 6(f)) and the responsibilities of the inspectors of election, which provision had no counterpart in the Old By-Laws.

Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals (Section 6):  The Old By-Laws set rules for nominations of candidates for director and the submission of other matters to be considered at an annual meeting of shareholders:  notices of shareholder proposals (including nominees for director) are required to be delivered to the Company not less than 60 or more than 90 days prior to the anniversary date of the previous year’s meeting (unless the meeting date changed by 30 days or more, in which case proposals must be submitted 60 days prior to the new meeting date or ten days after the new date was announced, whichever was later).  We believe that these time periods are too short and do not comport with current practices.  The Old By-Laws would allow a shareholder submission as late as sixty days prior to the meeting anniversary date, at or even after the time the Company (particularly in light of the longer 60-day notice period permitted by the BCL amendments) has delivered its proxy statement for mailing or filed a preliminary proxy (when required) with the Securities and Exchange Commission.  This leaves no time to communicate with the submitting shareholder, to consider its candidates or proposals, let alone to adequately include and comment upon the proposal.  Accordingly, the New By-Laws (Section 208(a)(2)) change the time periods for submissions in respect of annual meetings as follows: to be submitted in timely fashion for the advance notice provision, shareholder nominees for director and submissions on other matters must be received not less than 120 days or more than 150 days prior to the anniversary date of the previous year’s meeting (unless the meeting date changes more than 30 days before or 30 days after the anniversary date of the meeting, in which case proposals must be submitted no earlier than 120 days prior to the new meeting date and not after the 90th day prior to the new meeting date or ten days after the new date is publicly announced, whichever is later).  We believe these time periods are more reasonable in light of current custom and practice and more conducive to constructive exchanges with shareholder submissions.

                In addition to the extended time periods, the New By-Laws (Section 208(a)(1)) add a new requirement for shareholders who submit nominees for election as director at an annual meeting: such shareholder (A) must have held at least (i) $2,000 in market value of our capital stock or (ii) 1% (one percent) of the outstanding shares, whichever is less, that are entitled to be voted at the annual shareholders’ meeting for at least one year prior to the meeting date, or (B) be one who is entitled to cast votes at the meeting with respect to at least 5% of the outstanding capital stock (without a minimum holding period other than being entitled to vote at the meeting), and who in each case complies with the advance notice provisions.  This requirement for a relatively nominal minimum in value of holdings is intended to safeguard the Company from submissions of nominees for director by persons who have a wholly insignificant interest in the Company’s capital stock or who acquire stock without intention to become investors in our Company.

                For special meetings of shareholders in cases when the Company’s notice of meeting specifies that directors are to be elected, the New By-Laws (Section 208(b)) do not change the latest date for submission of a nominee for director by a shareholder, which is the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors.  However, in a new provision, the New By-Laws (Section 208(b)) specify that a shareholder’s submission of nominee(s) for election as director must be made not earlier than 120 days prior to such special meeting and not later than 90 days prior to the meeting date or such tenth day as indicated in the previous sentence, whichever is later:

                The New By-Laws (Sections 208(a) and (c)) also update the references to provisions of the Exchange Act that prospective nominees for director must comply with in order to be considered as a valid nominee. Other provisions in the Old By-Laws and the New By-Laws are substantially the same, including the restriction that these advance notice provisions do not affect any rights of shareholders to submit proposals for inclusion in our proxy statements pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II. DIRECTORS AND BOARD MEETINGS

Directors and Meetings (Sections 2 and 3):  The New By-Laws (Section 303) specify that a majority of the entire Board of Directors is required to increase or decrease the number of directors who shall serve on the Board of Directors (three directors minimum, seven maximum) by resolution.  Article II, Section 2, of the Old By-Laws refers simply to a majority of directors, which could refer to a majority of directors at a meeting at which a bare quorum was present.  The New By-Laws (Section 301) specify that directors must be 21 years of age or older; the Old By-Laws contain no restriction.  There are slight differences in the provisions relating to the manner of notice of special meetings in the New By-Laws (Section 308).

Resignation and Removal (Section 5):  The Old By-Laws permit shareholders to remove a director from office, with or without cause (cause not being defined), but do not authorize directors to remove a director.   The New By-Laws (Section 305) similarly authorize shareholders to remove a director, with or without cause, cause being defined, and also authorize removal of a director “for cause” by vote of two-thirds of the directors in office, without counting the vote of the affected director.  Cause is defined as criminal acts, misfeasance of office or other similar acts.  In both Old and New By-Laws, vacancies not filled by shareholders may be filled by vote of a majority of the remaining directors, though less than a quorum.

Board Committees:  The New By-Laws (Section 311) authorize the Board to establish an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which is already in existence under the Board of Directors’ current governance policies, and such other committees as the Board deems appropriate from time to time.  The New By-Laws recognize the existing charters of each such committee as the governing instrument of the committees.  The Old By-Laws are silent as to the formation of specific committees of the Board.

ARTICLE 3. OFFICERS

Number; Powers and Duties (Sections 1 and 3):  The New By-Laws (Section 401) eliminate the Old By-Laws’ requirement to appoint a vice president, leaving such appointment to the discretion of the Board of Directors.  The New By-Laws (Sections 402-404) also detail to a greater extent than the Old By-Laws the respective responsibilities of the President, Treasurer, and Secretary and (Section 207 and 313) describe the powers of the Chairman of the Board as part of Board matters.

ARTICLE V. CAPITAL STOCK

Transfer of Stock (Section 2):  The New By-Laws (Section 603) modernize the Old By-Laws by specifying that a transfer agent, on behalf of the Company, may maintain books and records relating to transfers of capital stock and issue certificates and replacement certificates.

Taking of Record (Section 4):  The New By-Laws (Section 703) authorize the fixing of a date not less than ten days and not more than sixty days (compared to fifty days in the Old By-Laws) prior to the meeting or other action (such as a dividend or other distribution or the fixing of rights), as the record date for the determination of shareholders entitled to notice of, or to vote at any such meeting (or to receive such dividend or distribution or rights), as permitted by the amendments to the BCL in 1998.

ARTICLE VIII.  BY-LAWS

By-Laws:  The New By-Laws (Section 801) do not change the manner in which the By-Laws of the Company may be amended (i.e., by the shareholders or by a majority of the directors, subject to the right of shareholders by a majority vote of the shares outstanding to limit the power of the directors to amend the By-Laws by making further changes).  However, Section 704 of the new By-Laws (“Emergency By-Laws”) authorizes the Board, on short notice (with a quorum established by such directors as can attend), in the case of any emergency resulting from a nuclear attack, widespread pandemic, or similar disaster resulting in the declaration of a state of emergency by Federal, New York State, or Florida State authorities, and during the continuance of such emergency, to amend or repeal the By-Laws in whole or in part, provided that such amendment or repeal may only last as long as the duration of such emergency.

ARTICLE IX. INDEMNIFICATION

Indemnification.  The New By-Laws (Section 501) make technical changes to the Old By-Laws by aligning the indemnification provisions more closely to the current rights and limitations established in the indemnification provisions under the BCL, without substantive change.